                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                      [ ]

Filed by a party other than the Registrant   [X]

Check the appropriate box:

     [X]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [ ]   Soliciting Material Pursuant to Section 240.14a-12

                              THE INDIA FUND, INC.
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                (Name of Registrant as Specified In its Charter)

                             LAXEY PARTNERS LIMITED
                         THE VALUE CATALYST FUND LIMITED
                                LP VALUE LIMITED
                           LAXEY UNIVERSAL VALUE L.P.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]   No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

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     (2)   Aggregate number of securities to which transaction applies:

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     (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)   Proposed maximum aggregate value of transaction:

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     (5)   Total fee paid:

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     [ ]   Fee paid previously with preliminary materials:

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     [ ]   Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     (1)   Amount Previously Paid:

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     (2)   Form, Schedule or Registration Statement No.:

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     (3)   Filing Party:

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     (4)   Date Filed:

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                               ------------------
                               LAXEY PARTNERS LTD
                               ------------------

         Stanley House o 7-9 Market Hill o Douglas o Isle of Man IM1 2BF
                       Tel. 01624 690900 Fax. 01624 690901


Dear Fellow Stockholder of The India Fund, Inc. (the "Fund"):

         Laxey Partners Limited is seeking your support in voting (i) AGAINST the Fund's director nominees, (ii) AGAINST the approval of a new management agreement between Advantage Advisers, Inc. and the Fund (the "New Management Agreement"), (iii) AGAINST the approval of a new country agreement between Advantage Advisers, Inc. and Imperial Investment Advisers Private Limited (the "New Country Agreement"), and (iv) AGAINST the approval of a fundamental policy to adopt an interval fund structure, as proposed by the Fund's Board of Directors, at the Fund's 2003 Annual Meeting of Stockholders (the "Annual Meeting").

         We are the manager of The Value Catalyst Fund Limited, Laxey Universal Value LP and LP Value Limited and, through such entities and unaffiliated third party discretionary accounts, we are a sizable beneficial owner of shares of the Fund. We believe that our share ownership directly aligns our interests with those of a majority of the Fund's stockholders. As of the date of this Proxy Statement, we beneficially own approximately 1.6% of the Fund's outstanding shares of common stock.

         We believe that the Fund should explore a variety of strategic alternatives designed to provide all stockholders, regardless of size, with regular opportunities to realize at least 98% of net asset value ("NAV") for their shares. We believe the Fund's actions to date are insufficient to meaningfully maximize opportunities for stockholders of the Fund to realize 98% of NAV for their shares on a regular basis.

THE FUND'S PROPOSED INTERVAL REPURCHASE STRUCTURE IS TOO VAGUE TO BE TRULY EFFECTIVE IN MAXIMIZING STOCKHOLDER VALUE

         On February 4, 2003, the Fund announced its intention to adopt an interval fund structure. According to the Fund's proposed program, the Fund would commit to at least two repurchase offers each fiscal year and each repurchase offer would be for amounts between 5% to 25% of the Fund's outstanding shares, at the Board's discretion, at a then-undetermined price. We believe that the Fund's proposed repurchase structure lacks the requisite specificity and level of commitment necessary to guarantee a full, fair price to holders who sell their Fund shares. We have been involved in other closed-end country funds that promised similar repurchase structures and, once approved by their stockholders, those funds reduced or eliminated the repurchase commitment. Given our experience, we determined that we could not approve the Fund's proposed repurchase structure without a commitment by the Fund to provide real value to the Fund's stockholders. We believe that the Fund's proposal was too vague to provide any meaningful value.

         On February 19, 2003, we wrote to the Fund confirming our belief that stockholders' interests would be better served by having at least four repurchase offers annually; that each repurchase offer should be for a minimum of 25% of the Fund's outstanding securities; and that each such offer be at not less than 98% of NAV. Subsequent to our letter and a follow-up conversation with the Board, the Fund agreed to change the interval structure such that each repurchase offer would be not less than 98% of NAV, but refused to commit to any increased frequency or further specificity to its proposed repurchase structure, citing among other things that the Securities and Exchange Commission (the "SEC") would not permit a range narrower than 5-25%.
We have engaged in discussions with the SEC in which the SEC indicated that a narrower range would be acceptable. Without a higher level of specificity and commitment in the interval repurchase program (we would suggest a 20-25% range at least semi-annually), we do not believe that the current Board will apply the Fund's program in any such manner to create a meaningful improvement in stockholder value or liquidity.

         We are concerned that, as we have experienced in other similar investments, actual repurchases will be at or near the minimum levels permitted by the structure proposed by the Fund and that, therefore, the proposed structure will not provide adequate protection for the Fund's stockholders or meaningfully address the persistent deep discount from NAV, which has been as high as 40% over the past three years. Laxey therefore believes that stockholder interests would be best served if the Fund's stockholders voted AGAINST the Fund's proposed interval fund structure. This would send a clear message to the Board that the stockholders desire the adoption of a more effective mechanism that would provide true stockholder value and liquidity.

THE FUND'S CURRENT BOARD OF DIRECTORS AND ITS ADVISORS HAVE NOT BEEN EFFECTIVE IN ADDRESSING THE CONCERNS OF STOCKHOLDERS

         Laxey is also soliciting proxies AGAINST the Fund's director nominees, AGAINST the New Management Agreement and AGAINST the New Country Agreement because Laxey believes that the Board and Advantage Advisers, Inc. have not been effective in seeking to reduce the discount from NAV of the shares of the Fund. Perhaps we are too cynical, but we suspect that the repurchase program was introduced as a result of the need to approve the New Management Agreement and the New Country Agreement. After the vote, the Board could determine to keep the program running at minimal levels, which would not provide the stockholders with any true value or liquidity. Therefore, we would vote against these measures until the Fund demonstrates a real commitment to provide stockholder value and liquidity than is set forth in the currently proposed repurchase program. Laxey would further encourage the Fund to not only propose a revised interval repurchase program but also solicit competitive proposals for a new investment advisor and to hire an independent investment manager who would be committed to exploring methods to offer stockholders at least 98% of NAV for their shares on a regular basis. We have discussed with the Fund and its advisors how this might be achieved and the response has been unsatisfactory. Moreover, the Fund's current repurchase proposal merely reinforces our belief that the directors are not serious about addressing the legitimate wishes of a majority of the Fund's stockholders. The Board's actions demonstrate just how critical it is to elect directors dedicated to serving stockholder's interests.

         The Fund's proposals are included on our GOLD proxy card. You may vote AGAINST the Fund's proposals by using a GOLD proxy card. A gold proxy card that is returned to us will be voted as you indicate on it. If a gold proxy card is returned without a vote indicated thereon, the shares represented thereby will be voted AGAINST the Fund's proposals. In addition, a gold proxy card will be voted in the proxy holders' discretion with respect to such other matters as may properly come before the meeting.

         We believe that the stockholders of the Fund desire an effective mechanism that would provide them with regular opportunities to maximize value and seek liquidity for their shares. We believe, however, that the Fund's proposals fall short of providing a commitment to stockholder value and liquidity. Our interests are aligned with yours - to maximize stockholder value and liquidity.

         We therefore urge stockholders to vote AGAINST the Fund's proposals and send the Fund a strong message that you want the Fund to commit to providing regular opportunities to maximize value and seek liquidity for your shares.

         Please sign, date and return the enclosed gold proxy card in the postage-prepaid envelope that has been provided. You should not return any proxy card sent to you by the Fund if you wish to vote AGAINST their proposals. If you have already returned the white proxy card sent to you by the Fund, you have the right to revoke that proxy by signing, dating and mailing a later-dated gold proxy card in the envelope provided. If you have any questions, please contact Mr. Andrew Pegge at +44 1624 690 900.

         Thank you for your cooperation in helping to send a strong message to the Fund to commit to providing regular opportunities to maximize value and seek liquidity for your shares.

                                       Sincerely yours,



                                       Andrew Pegge
                                       Director
                                       Laxey Partners Limited

                             LAXEY PARTNERS LIMITED

                                 PROXY STATEMENT
                              IN OPPOSITION TO THE
                              BOARD OF DIRECTORS OF
                              THE INDIA FUND, INC.

                   -------------------------------------------

                       2003 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              THE INDIA FUND, INC.

                   -------------------------------------------

            PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD

         This proxy statement and the enclosed gold proxy card are being furnished to stockholders of The India Fund, Inc., a Maryland corporation (the "Fund" or the "Company"), by Laxey Partners Limited, an Isle of Man company, on behalf of itself and three of its managed companies, The Value Catalyst Fund Limited ("Catalyst"), LP Value Limited ("LPV") and Laxey Universal Value L.P. ("LUV" collectively with Laxey Partners Limited, Catalyst and LPV, "Laxey"), in connection with the solicitation of proxies from stockholders of the Fund (the "Stockholders") to be used at the 2003 Annual Meeting of Stockholders (the "Annual Meeting"), including any adjournments or postponements thereof and any special meeting which may be called in lieu thereof, to vote (i) AGAINST the Fund's director nominees, (ii) AGAINST the approval of a new management agreement between Advantage Advisers, Inc. and the Fund (the "New Management Agreement"), (iii) AGAINST the approval of a new country agreement between Advantage Advisers, Inc. and Imperial Investment Advisers Private Limited (the "New Country Agreement"), and (iv) AGAINST the approval of a fundamental policy to adopt an interval fund structure, as proposed by the Fund's Board of Directors (the "Board"), at the Annual Meeting.

         See Schedule I "Information About Participants" for further information regarding the participants in this solicitation.

         The Fund's principal executive office is located at 622 Third Avenue, 8th Floor, New York, New York 10017. This proxy statement and the enclosed gold proxy card are first being furnished to the Stockholders on or about March 21, 2003.

         The Company has established with the New York Stock Exchange a record date of February 10, 2003 for determining Stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") and April 23, 2003 as the date of the Annual Meeting. Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each Share (as defined herein) held on the Record Date. Laxey, together with all of the participants in this solicitation, beneficially owns an aggregate of 500,500 Shares of the Fund's Common Stock, par value $0.001 per share ("Shares"), which represents approximately 1.6% of the Shares outstanding (based on the most recent Share information publicly disclosed by the Fund). Laxey and all of the participants intend to vote all of their Shares AGAINST the Fund's proposals.

         THIS SOLICITATION IS BEING MADE BY LAXEY AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE FUND.

         Laxey is soliciting proxies to vote AGAINST the Fund's proposals to send a clear message to the Board that Stockholders desire an effective mechanism that would provide all Stockholders with regular opportunities to maximize value and seek liquidity for their Shares.

         To Laxey's knowledge, there are no other matters scheduled to be voted upon at the Annual Meeting. In the event other proposals are brought before the Annual Meeting of which Laxey is not made aware within a reasonable amount of time prior to the Annual Meeting, the persons named as proxies in the enclosed gold proxy card will vote on such matters in their discretion.

                                   IMPORTANT!

         YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. LAXEY URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY TO VOTE AGAINST THE FUND'S PROPOSALS.

         A VOTE AGAINST THE FUND'S PROPOSALS WILL ENABLE YOU TO SEND A STRONG MESSAGE TO THE BOARD THAT YOU WANT THE FUND TO COMMIT TO PROVIDING REGULAR OPPORTUNITIES TO MAXIMIZE VALUE AND SEEK LIQUIDITY FOR YOUR SHARES.

         IF YOUR SHARES ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT TO LAXEY IN THE ENCLOSED ENVELOPE TODAY. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE SIGN, DATE AND RETURN YOUR GOLD PROXY CARD IN THE ENVELOPE PROVIDED AND CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE GOLD PROXY CARD.

         If you have any questions regarding your proxy, or need assistance in voting your Shares, please call:

                                Mr. Andrew Pegge
                           c/o Laxey Partners Limited
                                  Stanley House
                                 7-9 Market Hill
                                     Douglas
                               Isle of Man IM1 2BF
                        Call (Collect): +44 1624 690 900

              APPROVAL OF A FUNDAMENTAL POLICY TO ADOPT THE FUND'S
                        PROPOSED INTERVAL FUND STRUCTURE

         The Board has proposed to adopt a fundamental policy (which cannot be changed without stockholder approval) to make offers to repurchase its Shares at semi-annual intervals pursuant to Rule 23c-3 of the Investment Company Act of 1940, as amended (the "1940 Act"). According to the Fund's proposed program, the Fund would commit to at least two repurchase offers each fiscal year and each repurchase offer would be for amounts between 5% to 25% of the Fund's outstanding Shares, at the Board's discretion, at a then-undetermined price. Although the Fund's proxy statement indicates that the Fund's current expectation is that repurchase offers would not be for less than 10% of the Fund's then outstanding Shares, the Fund is not committing to make or maintain, repurchase offers at a 10% level. Even if the Fund made such a commitment, Laxey believes that a 10% repurchase offer, made twice per year, is still not substantial enough to make a meaningful difference to Stockholders in creating true stockholder value. Laxey believes that the Fund's proposed repurchase structure lacks the requisite level of commitment necessary to guarantee a full, fair price to holders who sell their Shares.

         In addition, any stated minimum repurchase offer amount should be included in the Fund's fundamental policy to provide the necessary assurance to the Fund's Stockholders that the Board is serious in their commitment to maximizing Stockholder value and liquidity. Although Rule 23c-3 of the 1940 Act requires that repurchase offer amounts of interval fund structures, as determined by the Board, to be within prescribed maximum and minimum of 5% to 25% of the Fund's then outstanding equity securities, Laxey believes that, to provide true liquidity and Stockholder value, the Fund must commit to a narrower range of specificity in the proposed repurchase offer amount and adopt such range as part of a fundamental policy in order to provide Stockholders with the necessary assurance that the proposed interval fund structure will be an effective mechanism.

         On February 19, 2003, Laxey wrote to the Fund confirming its belief that Stockholders' interests would be better served by having at least four repurchase offers annually; that each repurchase offer should be for a minimum of 25% of the Fund's outstanding securities; and that each such offer be at not less than 98% of net asset value ("NAV"). Subsequent to Laxey's letter and a follow-up conversation with the Board, the Fund agreed to change the interval structure such that each repurchase offer would be not less than 98% of NAV, but has since refused to commit to any increased frequency or further specificity to its proposed repurchase structure, citing among other things that the Securities and Exchange Commission (the "SEC") would not permit a range narrower than 5-25%. We have engaged in discussions with the SEC in which the SEC indicated that a narrower range would be acceptable. Moreover, even the 10% level set forth in the Fund's proxy statement is couched as a "current expectation." Without a higher level of specificity and commitment in the interval repurchase program, Laxey does not believe that the current Board will apply the Fund's program in any such manner to create a meaningful improvement in stockholder value or liquidity.

         Laxey has been involved in other closed-end country funds that promised similar repurchase structures and, once approved by their stockholders, those funds reduced or eliminated the repurchase commitment. Given its experience, Laxey determined that it could not approve the Fund's proposed repurchase structure without a commitment by the Fund to provide real value to the Fund's stockholders. Such commitment would require that the Fund approve a minimum repurchase offer amount of 20% to 25% at least semi-annually and adopt such levels as part of the Fund's fundamental policy to be included in the proposed interval Fund structure.

         Laxey is concerned that, as it has experienced in other similar investments, actual repurchases will be at or near the minimum levels permitted by the structure proposed by the Fund and that, therefore, the proposed structure will not provide adequate protection for the Fund's Stockholders or meaningfully address the persistent deep discount from NAV, which has been as high as 40% over the past three years. Laxey therefore believes that Stockholder interests would be best served if the Fund's Stockholders voted AGAINST the Fund's proposed interval fund structure. This would send a clear message to the Board that the Stockholders desire the adoption of a more effective mechanism that would provide true Stockholder value and liquidity.

         Approval of this fundamental policy to adopt an interval fund structure requires the affirmative vote of a majority of the outstanding voting securities of the Fund, which means the affirmative vote of the lesser of (a) 67% or more of the Shares of the Fund entitled to vote thereon present or represented by proxy at the Annual Meeting, if the holders of more than 50% of the outstanding Shares of the Fund entitled to vote thereon are present or represented by proxy, or (b) more than 50% of the total outstanding Shares of the Fund entitled to vote thereon. Abstentions and broker non-votes will be counted as Shares present at the Annual Meeting for quorum purposes but not cast.

                              ELECTION OF DIRECTORS

         Laxey believes that a vote AGAINST the election of the Fund's nominees represents the best means for the Stockholders to obtain representatives on the Board who will more accurately reflect the wishes of a majority of the Stockholders. A vote AGAINST the Fund's nominees sends a clear message to the existing Board that Stockholders want the Fund to commit to providing regular opportunities to maximize value and liquidity for the Shares and that the existing Board has not demonstrated a real commitment to maximize the value of the Shares.

         Laxey believes that the Fund has not been successful in reducing the discount to NAV at which its Shares continue to trade, which discount has been as high as 40% over the past three years. On February 4, 2003, the Fund announced its intention to adopt an interval fund structure. Laxey believed that the Fund's proposed repurchase structure lacked the requisite specificity and level of commitment necessary to guarantee a full, fair price to holders who sell their Fund Shares and set forth its concerns in a letter dated February 19, 2003. Laxey has been involved in other closed-end country funds that promised similar repurchase structures and, once approved by their Stockholders, those funds reduced or eliminated the repurchase commitment. Given its experience, Laxey determined that it could not approve the Fund's proposed repurchase structure without a commitment by the Fund to provide real value to the Fund's Stockholders. The Board has refused to publicly make any such commitment.

         Laxey is concerned that, as it has experienced in other similar investments, without a real commitment to a higher level of specificity, actual repurchases will be at or near the minimum levels permitted by the structure proposed by the Fund and that, therefore, the proposed structure will not provide adequate protection for the Fund's Stockholders or meaningfully address the persistent deep discount from NAV. Laxey therefore believes that Stockholder interests would be best served if the Fund's Stockholders voted AGAINST the election of the Fund's nominees.

         Laxey believes that the Fund needs new directors that will be more committed than the current members of the Board to urging the Fund to take prompt action and a vote AGAINST the Fund's nominees will be an important element in achieving Stockholders' desire to maximize value and liquidity.

         The Board of Directors of the Fund is divided into three classes of directors: Class I, Class II and Class III. At the Annual Meeting, Stockholders will be asked to elect three Class I directors and one Class III director to hold office until the 2006 and 2004 Annual Meetings of Stockholders, respectively, or thereafter when their respective successors are elected and qualified. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors. In Class I, the terms of Messrs. Charles F. Barber, Jeswald W. Salacuse and Howard M. Singer expire this year. In Class III, the term of Messr. J. Marc Hardy will expire this year.

         Directors are elected by a plurality of the votes cast by the holders of Shares of Common Stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for directors. Under the bylaws of the Fund, the presence in person or by proxy of the holders of record of a majority of the outstanding Shares of the Fund entitled to vote at the Annual Meeting is required to constitute a quorum at the Annual Meeting.

         APPROVAL OF NEW MANAGEMENT AGREEMENT AND NEW COUNTRY AGREEMENT

         Laxey is soliciting proxies to vote AGAINST the New Management Agreement and AGAINST the New Country Agreement because Laxey believes that the Board as well as Advantage Advisers, Inc. have not been effective in seeking to reduce the discount from NAV at which the Shares of the Fund continue to trade, which discount has been as high as 40% over the past three years. Laxey suspects that the repurchase program was introduced as a result of the need to approve the New Management Agreement and the New Country Agreement. After the vote, the Board could determine to keep the program running at minimal levels, which would not provide the Stockholders with any true value or liquidity. Therefore, we urge Stockholders to vote against these measures until the Fund demonstrates a real commitment to provide Stockholder value and liquidity than is set forth in the currently proposed repurchase program. Laxey would further encourage the Fund to solicit competitive proposals for a new investment advisor and to hire an independent investment manager who would be committed to providing Stockholders with regular opportunities to maximize value and obtain liquidity for their Shares.

         Laxey believes that the Fund needs new investment advisers that will be more committed than the current investment advisers to urging the Fund to take prompt action and a vote

AGAINST the New Management Agreement and AGAINST the New Country Agreement will be an important element in achieving Stockholders' desire to maximize value and liquidity.

         As provided by the 1940 Act, approval of the New Management Agreement and the New Country Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which means the affirmative vote of the lesser of (a) 67% or more of the Shares of the Fund entitled to vote thereon present or represented by proxy at the Annual Meeting, if the holders of more than 50% of the outstanding Shares of the Fund entitled to vote thereon are present or represented by proxy, or (b) more than 50% of the total outstanding Shares of the Fund entitled to vote thereon. For this purpose, abstentions and broker non-votes will be counted as Shares present at the Annual Meeting for quorum purposes but not voting and will have the same effect as votes cast against the Fund's proposal.

                             LAXEY'S RECOMMENDATIONS

         Laxey is soliciting proxies to vote AGAINST the Fund's director nominees, AGAINST the approval of the New Management Agreement, AGAINST the approval of the New Country Agreement and AGAINST the approval of a fundamental policy to adopt an interval fund structure, as proposed by the Fund's Board of Directors, at the Fund's 2003 Annual Meeting of Stockholders. Laxey is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting of which Laxey is not made aware within a reasonable time prior to the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

         You are urged to vote against the fund's proposals on the enclosed gold proxy card.

                           VOTING AND PROXY PROCEDURES

         Only Stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Based on publicly available information, Laxey believes that the only outstanding class of securities of the Fund entitled to vote at the Annual Meeting is the Shares. Each Share is entitled to one vote on each matter as may properly be brought before the Annual Meeting. According to the Fund's proxy statement, there are 30,698,333 Shares issued and outstanding as of the Record Date.

         Shares represented by properly executed gold proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the Fund's proposals and, in the discretion of the persons named as proxies, on all other matters as may properly come before the Annual Meeting of which Laxey is not made aware within a reasonable amount of time prior to the Annual Meeting. Laxey recommends that Stockholders vote AGAINST the Fund's proposals.

         Stockholders of the Fund may revoke their proxies at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy that is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Laxey, in care of Mr. Andrew Pegge, at the address set forth on the back cover of this proxy statement or to the Fund at 622 Third Avenue, 8th Floor, New York, New York 10017 or any other address provided by the Fund. Although a revocation is effective if delivered to the Fund, Laxey requests that either the original or photostatic copies of all revocations be mailed to Laxey, in care of Mr. Andrew Pegge, at the address set forth on the back cover of this proxy statement so that Laxey will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

         Laxey recommends that you vote AGAINST THE fUND'S PROPOSALS. If you wish to vote, please sign, date and return promptly the enclosed gold proxy card in the postage-paid envelope provided. A gold proxy card that is returned to Laxey will be voted as the Stockholder indicates thereon. If a gold proxy card is returned without a vote indicated thereon, it will be voted AGAINST THE FUND'S PROPOSALS.

                             SOLICITATION OF PROXIES

         Laxey is making the solicitation of proxies pursuant to this proxy statement. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Certain directors, officers and employees of Laxey, none of whom will receive additional compensation for such solicitation, may make solicitations.

         Laxey will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Laxey has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Laxey will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Laxey will employ approximately four (4) persons to solicit Stockholders for the Annual Meeting.

         Laxey does not currently intend to seek reimbursement of the costs of this solicitation from the Fund but may decide to do so in the future. Costs of this solicitation of proxies are currently estimated to be approximately $50,000. Laxey estimates that, through the date hereof, its expenses in connection with this solicitation are approximately $15,000.

                                OTHER INFORMATION

         According to the Fund's proxy statement, if a Stockholder intends to present a proposal at the 2004 Annual Meeting of Stockholders of the Fund and desires to have the proposal included in the Fund's Proxy Statement and form of proxy for that meeting, the Stockholder must deliver the proposal to the offices of the Fund no later than November 18, 2003 for consideration by the Fund. Any Stockholder who desires to bring a proposal at the Fund's 2004 Annual Meeting of Stockholders without including such proposal in the Fund's proxy statement must deliver written notice thereof to the Secretary or Assistant Secretary of the Fund during the thirty-day period from December 25, 2003 to January 24, 2004.

                       CERTAIN INFORMATION ABOUT THE FUND

         The India Fund, Inc. is a Maryland corporation with its principal executive office located at 622 Third Avenue, 8th Floor, New York, New York 10017. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by the Fund with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549. Documents filed electronically by the Fund are also available at the SEC's Web site (http://www.sec.gov).

         The Fund's proxy statement contains information regarding:

o   number of Shares outstanding as of the record date;

o   establishment of a quorum;

o   vote required for approval of proposals;

o   treatment of abstentions and "broker non-votes;"

o   admission requirements for the Annual Meeting;

o ownership of Shares by directors and executive officers of the Fund and by other persons who own more than 5% of the outstanding Shares;

o   background of the Fund's nominees for election to the Board;

o identity of the Fund's investment advisers, managers, distributors and/or administrators, if any;

o compensation paid and payable to the Fund's directors and executive officers;

o   committees of the Board and their responsibilities;

o   revocability of proxies;

o   meetings of the Board and certain committees thereof; and

o requirements regarding the submission of Stockholder proposals to be considered for inclusion in the Fund's proxy statement for the 2004 Annual Meeting of Stockholders and the date after which notice of a Stockholder proposal submitted is considered untimely.

         Laxey assumes no responsibility for the accuracy or completeness of such information.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

         Laxey is unaware of any other matters to be considered at the Annual Meeting. Should other proposals be brought before the Annual Meeting of which Laxey is not made aware within a reasonable amount of time prior to the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

March 21, 2002                      LAXEY PARTNERS LIMITED
                                    (on behalf of itself and as attorney-in-fact for the participants in this solicitation)

                                    By:
                                       -----------------------------------------
                                               Andrew Pegge, Director

                                   SCHEDULE I

                         INFORMATION ABOUT PARTICIPANTS

         Laxey Partners Limited is soliciting proxies on behalf of itself and its three managed companies, The Value Catalyst Fund Limited, a Cayman Islands company, LP Value Limited, a British Virgin Islands company, and Laxey Universal Value L.P., a Delaware limited partnership. By virtue of their ownership of Laxey Partners Limited, Colin Kingsnorth and Andrew Pegge may be deemed to be participants in this solicitation.

The Value Catalyst Fund Limited, a Cayman Islands company ("Catalyst"):

Catalyst is a private investment company formed in May 2000 and created to allow investors to take advantage of investment opportunities in closed-end funds and similar investment entities. The address of Catalyst's principal business and principal office is P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. As of the date mailing of this proxy statement, Catalyst is the beneficial owner of 150,000 Shares of the Fund.

LP Value Limited, a British Virgin Islands company ("LPV"):

LPV is an investment international business company formed in October 2001 in the British Virgin Islands for institutional investors. LPV is managed by Laxey Partners Limited. The address of LPV's principal business and principal office is First Floor, Samuel Harris House, 5-11 St. George's St., Douglas, Isle of Man. As of the date of mailing of this proxy statement, LPV is the beneficial owner of 160,500 Shares of the Fund.

Laxey Universal Value L.P., a Delaware limited partnership ("LUV"):

LUV is a Delaware limited partnership organized on February 28, 2002 to provide the partners with an absolute return through capital appreciation with an emphasis on structural arbitrage. The general partner of LUV is Laxey Partners GP(2) Limited, a company established in the British Virgin Islands in February 2002 and a wholly-owned subsidiary of Laxey Partners Limited, the investment manager of LUV. The address of LUV's principal business and principal office is c/o BoE International Fund Services Limited, Samuel Harris House, St. George's Street, Douglas, Isle of Man IM99 1EZ, British Isles. As of the date of mailing of this proxy statement, LUV is the beneficial owner of 100,000 Shares of the Fund.

Laxey Partners Limited, an Isle of Man company ("Laxey"):

Laxey is a global active value fund manager formed in November 1998 and specializing in arbitrage-led investment. Laxey is the investment manager for Catalyst, LPV and LUV, subject to the overall control of the directors of such entities. The address of Laxey's principal business and principal office is Stanley House, 7-9 Market Hill, Douglas, Isle of Man IM1 2BF. Their telephone number is 01624-690-900. As of the date of mailing of this proxy statement, Laxey, through its management of Catalyst, LPV and LUV and through such unaffiliated third party discretionary accounts, is the beneficial owner of 500,500 Shares of the Fund (representing Catalyst's 150,000 Shares, LPV's 160,500 Shares, LUV's 100,000 Shares and 90,000 Shares held in an unaffiliated third party discretionary account managed by Laxey).

Colin Kingsnorth, a British citizen ("Kingsnorth"); and Andrew Pegge, a British citizen ("Pegge"):

Each of Messrs. Kingsnorth and Pegge own one half of the outstanding equity of Laxey. Kingsnorth's principal occupation is that of portfolio manager and director of Laxey. His business address is 28 Chelsea Wharf, Lots Road, London, SW10 0QJ, United Kingdom. Pegge's principal occupation is also that of portfolio manager and director of Laxey and his business address is Stanley House, 7-9 Market Hill, Douglas, Isle of Man, IM1 2BF, United Kingdom. Their telephone numbers are +44-0207-349-5566 and +44-0162-469-0900, respectively. As of the date of mailing of this proxy statement, each of Messrs. Kingsnorth and Pegge is the beneficial owner of 500,500 Shares of the Fund.

         Attached hereto is Schedule II which sets forth information concerning purchases and sales of Shares of the Fund by the participants in this solicitation during the last two years.

         Neither the soliciting participants nor any associate of the soliciting participants have any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party.

         During the past five years, none of the participants in this solicitation has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

                                   SCHEDULE II

                   TRANSACTIONS IN THE SECURITIES OF THE FUND

         Except as disclosed in this proxy statement, none of the participants in this solicitation has, or had, any interest, direct or indirect, by security holdings or otherwise, in the Fund. The following table sets forth certain information with respect to purchases and sales of Shares of the Fund by the participants in this solicitation within the past two years. Shares beneficially owned by Laxey Partners Limited include Shares purchased through an unaffiliated third party discretionary account managed by Laxey Partners Limited (the "Laxey Account").

               --------------------------------------------------
                                    CATALYST
               --------------------------------------------------
                 DATE OF PURCHASE (SALE)      NUMBER OF SHARES
               --------------------------------------------------
                         01/16/03                 150,000
               --------------------------------------------------
                                       LPV
               --------------------------------------------------
                 DATE OF PURCHASE (SALE)      NUMBER OF SHARES
               --------------------------------------------------
                         01/16/03                 160,000
               --------------------------------------------------
                         01/22/03                     500
               --------------------------------------------------
                                       LUV
               --------------------------------------------------
                 DATE OF PURCHASE (SALE)      NUMBER OF SHARES
               --------------------------------------------------
                         01/16/03                 100,000
               --------------------------------------------------
                                  LAXEY ACCOUNT
               --------------------------------------------------
                 DATE OF PURCHASE (SALE)      NUMBER OF SHARES
               --------------------------------------------------
                         01/16/03                  90,000
               --------------------------------------------------

         No separate transactions were undertaken by Messrs. Kingsnorth or Pegge during the above time period.

         As of the date of mailing of this proxy statement, the beneficial ownership, direct and indirect, of the participants in this solicitation are as follows: Catalyst, together with Laxey Partners Limited, Messrs. Kingsnorth and Pegge, are the beneficial owners of 150,000 Shares, which represent approximately 0.5% of the issued and outstanding Shares of the Fund. LPV, together with Laxey Partners Limited and Messrs. Kingsnorth and Pegge, are the beneficial owners of 160,500 Shares, which represents approximately 0.5% of the issued and outstanding Shares of the Fund. LUV, together with Laxey Partners Limited and Messrs. Kingsnorth and Pegge, are the beneficial owners of 100,000 Shares, which represents approximately 0.3% of the issued and outstanding Shares of the Fund. Laxey Partners Limited and Messrs. Kingsnorth and Pegge, are the beneficial owners, through Laxey Partners Limited's discretionary authority over the Laxey Account, of the 90,000 Shares held in the Laxey Account, which represents approximately 0.3% of the issued and outstanding Shares of the Fund. The Laxey Account is terminable at any time by the respective third parties, for which the Laxey Account is held, upon providing written notice to Laxey Partners Limited. Accordingly, Laxey Partners Limited and Messrs. Kingsnorth and Pegge are beneficial owners of an aggregate of 500,500 Shares, constituting approximately 1.6% of the issued and outstanding Shares of the Fund.

                                  SCHEDULE III

          INFORMATION CONCERNING THE FUND'S INVESTMENT ADVISOR, THE NEW
           MANAGEMENT AGREEMENT, THE NEW COUNTRY AGREEMENT AND CERTAIN
                                  OTHER MATTERS

         The following information relating to Advantage Advisers, Inc. ("Advantage"), the New Management Agreement, and the New Country Agreement and certain other matters is included here because it may be required by the rules of the Securities and Exchange Commission in a proxy statement that contains proposals relating to the continuation or termination of the investment advisory agreement. This information is based entirely upon the disclosure in the Fund's proxy statement, and Laxey has no independent knowledge concerning its accuracy. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Fund's proxy statement.

         Advantage is a corporation organized under the laws of Delaware on May 31, 1990 and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Advantage has served as investment manager to the Fund since commencement of the Fund's operations. Advantage is currently a wholly-owned subsidiary of CIBC World Markets. CIBC World Markets is wholly-owned by CIBC World Markets Holdings Inc., which is 98% owned by CIBC Delaware Holdings Inc. CIBC World Markets Inc., a Canadian company, owns 83% of CIBC Delaware Holdings Inc., and Canadian Imperial Bank of Commerce ("CIBC"), a Canadian bank, owns 100% of CIBC World Markets Inc. The principal business address of CIBC World Markets, CIBC World Markets Holdings Inc. and CIBC Delaware Holdings Inc. is 425 Lexington Avenue, New York, New York 10017. The principal business address of CIBC World Markets Inc. is BCE Place, 161 Bay Street, Toronto, Ontario, M5J 2S8 Canada, and the principal business address of CIBC is Commerce Court, Toronto, Ontario, M5L 1A2 Canada. The principal business address of Advantage following the acquisition of the U.S. brokerage and asset management business of CIBC World Markets by Fahnestock & Co., the principal operating subsidiary of Fahnestock Viner Holdings ("FVH"), or its affiliate (the "Acquisition") is expected to change to one of FVH's offices. Stockholders of the Fund will be advised of the new principal location of Advantage.

         The current management agreement dated as of August 7, 1998 between Advantange and the Fund (the "Existing Management Agreement") and the New Management Agreement are identical except for the date of commencement and the date of termination of the agreements, and the replacement of references to CIBC World Markets with references to Fahnestock & Co. The Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund or Advantage, most recently approved the Existing Management Agreement on October 29, 2002. The Stockholders of the Fund most recently approved the Existing Management Agreement on September 30, 1997, in connection with the acquisition of Advantage by CIBC World Markets (formerly CIBC Wood Gundy Securities Corp.).

         The current country advisory agreement dated as of August 1, 2001 between Imperial Investment Advisors Private Limited ("Imperial") and the Fund (the "Existing Country Advisory Agreement") and the New Country Agreement are identical except for the date of commencement and the date of termination of the agreements. The Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund or Imperial, most recently approved the Existing Country Advisory Agreement on October 29, 2002. The Stockholders of the Fund most recently approved the Existing Country Advisory Agreement on April 20, 2001.

         As in the Existing Management Agreement, the New Management Agreement provides that the Fund is responsible for all of its expenses and liabilities, except that Advantage is responsible for expenses in connection with maintaining a staff within its organization to furnish the above services to the Fund. The rate used to determine fees payable by the Fund pursuant to the New Management Agreement is identical to the rate in the Existing Management Agreement. Consequently, under the Existing Management Agreement or the New Management Agreement, the Fund will pay Advantage a monthly fee at an annual rate of 1.10% of average weekly net assets. The approximate net assets of the Fund as of December 31, 2003 were $350,838,505 and the fees paid by the Fund to Advantage during the year ended December 31, 2002 were $4,021,761.09.

         As in the Existing Country Advisory Agreement, the New Country Agreement provides that Imperial is responsible for all of its expenses and liabilities, including expenses in connection with providing office space, office facilities and personnel reasonably necessary for performance of the services to be provided by it to Advantage. The provision relating to the fees payable by Advantage to Imperial pursuant to the New Country Agreement is identical to that in the Existing Country Advisory Agreement. Consequently, under the Existing Country Advisory Agreement or the New Country Agreement, Advantage will pay Imperial a monthly fee to be agreed upon by Advantage and Imperial from time to time that will not exceed 1.10% of the Fund's average weekly net assets, which is the rate of fees payable by the Fund to Advantage.

         Advantage and Imperial are currently indirect, wholly-owned subsidiaries of CIBC. There have been no commissions paid to Affiliated Brokers, as defined in Rule 14a-101 under the Securities Exchange Act of 1934, as amended, of Advantage or Imperial during the Fund's fiscal year ended December 31, 2002. CIBC World Markets, an indirect wholly-owned subsidiary of CIBC, serves as the Fund's administrator. For these administrative services, CIBC World Markets receives a fee computed monthly and paid quarterly at an annual rate of 0.20% of the value of the Fund's average monthly net assets. For the year ended December 31, 2002, these fees amounted to $731,229. In connection with the Acquisition, it is anticipated that Fahnestock & Co. will replace CIBC World Markets as the Fund's administrator, at the same rate currently being paid by the Fund, under a new administration agreement substantially identical to the Fund's current administration agreement with CIBC World Markets.

                                   IMPORTANT!

         Your vote is important. No matter how many Shares you own, please give Laxey your proxy AGAINST the Fund's proposals by taking three steps:

         1. signing the enclosed gold proxy card,

         2. dating the enclosed gold proxy card, and

         3. mailing the enclosed gold proxy card today in the envelope provided (no postage is required if mailed in the United States).

         If any of your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please sign, date and return your gold proxy in the envelope and contact the person responsible for your account and instruct that person to execute the gold proxy card representing your Shares. Laxey urges you to confirm in writing your instructions to Laxey at the address provided below so that Laxey will be aware of all instructions given and can attempt to ensure that such instructions are followed.

         PLEASE DO NOT RETURN ANY PROXY CARD SUPPLIED TO YOU BY THE FUND, AS IT MAY REVOKE YOUR PREVIOUS PROXY. REMEMBER, ONLY YOUR LATEST-DATED PROXY COUNTS.

         If you have any questions or require any additional information concerning this proxy statement, please contact Mr. Andrew Pegge, at the address set forth below.

                           c/o Laxey Partners Limited
                                  Stanley House
                                 7-9 Market Hill
                                     Douglas
                               Isle of Man IM1 2BF
                        Call (Collect): +44 1624 690 900

                              THE INDIA FUND, INC.
                       2003 ANNUAL MEETING OF STOCKHOLDERS

                   THIS PROXY IS SOLICITED ON BEHALF OF LAXEY
                   AND NOT ON BEHALF OF THE BOARD OF DIRECTORS
                      OR MANAGEMENT OF THE INDIA FUND, INC.

         The undersigned appoints Jeffry S. Hoffman and Adam M. Fox, each of them, attorneys and agents with full power of substitution to vote, as designated below, all Shares of Common Stock of The India Fund, Inc. (the "Fund") which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders of the Fund, and including at any adjournments or postponements thereof and at any special meeting called in lieu thereof.

         The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares of Common Stock of the Fund held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.


                (Continued and to be signed on the reverse side)

LAXEY RECOMMENDS A VOTE TO WITHHOLD AUTHORITY (WHICH IS EQUIVALENT TO A VOTE
                           ------------------
AGAINST) PROPOSAL 1 AND RECOMMENDS A VOTE AGAINST PROPOSALS 2, 3 AND 4.
-------                                   -------
1.  Election of Directors.

    Nominees (Class I) to serve until the year 2006 Annual Meeting:

    (01) Charles F. Barber

    FOR  [_____]                 WITHHOLD AUTHORITY  [_____]

    (02) Jeswald W. Salacuse

    FOR  [_____]                 WITHHOLD AUTHORITY  [_____]

    (03) Howard M. Singer

    FOR  [_____]                 WITHHOLD AUTHORITY  [_____]

    Nominee (Class III) to serve until the year 2004 Annual Meeting of Stockholders:

    (04) J. Marc Hardy

    FOR  [_____]                 WITHHOLD AUTHORITY  [_____]

2. Approval of a new management agreement between Advantage Advisers, Inc. and the Fund.

    FOR  [_____]                 AGAINST [_____]                 ABSTAIN [_____]

3. Approval of a new country agreement between Advantage Advisers, Inc. and Imperial Investment Advisors Private Limited.

    FOR  [_____]                 AGAINST [_____]                 ABSTAIN [_____]

4. Approval of a fundamental policy whereby the Fund would adopt an interval fund structure.

    FOR  [_____]                 AGAINST [_____]                 ABSTAIN [_____]

5. In their discretion, the herein named attorneys and proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, of which such persons are not made aware within a reasonable period of time prior to the Annual Meeting.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU SIGN AND RETURN THE ENCLOSED PROXY CARD, AND DO NOT DIRECT HOW THE PROXY IS TO BE VOTED, THE PROXY WILL BE VOTED

    TO "WITHHOLD AUTHORITY" FOR THE FUND'S NOMINEES FOR ELECTION AS DIRECTOR IN PROPOSAL 1, "AGAINST" PROPOSAL 2, "AGAINST" PROPOSAL 3 AND "AGAINST" PROPOSAL 4.

Dated:
       -----------------------------------------
Please Sign Exactly As Name Appears On This Proxy.


---------------------------------------------------------
(signature)


---------------------------------------------------------
(signature, if held jointly)


---------------------------------------------------------
(title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.

                                  IMPORTANT:

Please sign, date and return this proxy card promptly in the enclosed envelope!

IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL MR. ANDREW PEGGE COLLECT AT +44 1624 690 900.